                                AMENDMENT NO. 1

     AMENDMENT NO. 1, dated as of April 9, 2001 ("Amendment"), to the Credit Agreement dated as of July 31, 2000, (the "Credit Agreement"), among Actuant Corporation (the "Company"), Credit Suisse First Boston as Lead Arranger, Collateral Agent and Administrative Agent, First Union National Bank, as Syndication Agent, ING (U.S.) Capital LLC, as Documentation Agent and the Lenders party thereto. Capitalized terms not otherwise defined herein have the same meaning assigned to such terms in the Credit Agreement.

                             W I T N E S S E T H :

     WHEREAS, "Applied Power Inc." was formally renamed "Actuant Corporation" on January 15, 2001;

     WHEREAS, pursuant to Section 9.08 of the Credit Agreement, the Company and the Required Lenders desire to amend certain provisions of the Credit Agreement;

     NOW THEREFORE, in consideration of the premises and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Amendment

          (a) Exchange Rate: The definition of Exchange Rate in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

               "For purposes of Sections 2.12(b) and 2.13(g), in the event that a Lender of a Tranche B Term Loan elects to have a prepayment applied to the Tranche A Term Loans which election results in a requirement to prepay or repay Alternative Currency denominated Tranche A Term Loans, the Exchange Rate shall be calculated in accordance with the second sentence hereof on the Business Day following the receipt of such election."

          (b) Section 2.12. Clauses (a) and (b) of Section 2.12 of the Credit Agreement are hereby amended by deleting such clauses in their entirety and replacing them with the following:

          "(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time at least (x) seven Business Days prior to the date of prepayment in the case of Eurocurrency Rate Loans denominated on one or more Alternative Currencies, (y) four Business Days prior to the date of prepayment in the case of Loans denominated in Dollars, and
          (z) on the date of prepayment in the case of ABR Revolving Loans; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 (or the Alternative Currency Equivalent thereof) and not less than $5,000,000 (or the Alternative Currency Equivalent thereof); provided, further, however, that in connection with any optional prepayment of an Alternative Currency Loan the Borrower shall provide seven Business Days notice and an amount of Dollars sufficient to make the required pro rata prepayment of Tranche B Term Loans and Tranche C Term Loans in accordance with Section 2.12(b) (assuming, for this purpose, that no Lender of Tranche B Term Loans waives its prepayment in accordance with Section 2.12(b)). Notwithstanding anything else contained herein but subject to the second proviso above, in connection with any prepayment of Tranche A Term Loans, the Borrower may elect to prepay only Dollar denominated Tranche A Term Loans or Alternative Currency denominated Tranche A Term Loans (or any combination thereof) pursuant to Section 2.12(b) to the extent such Loans remain outstanding at such time but only in the event the Borrower provides for such prepayment in the appropriate currency.

          (b) Optional prepayments of Term Loans shall first be allocated and applied pro rata to the next scheduled installment of principal due in respect of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans under Sections 2.11(a)(i), (ii) and (iii), respectively. Thereafter, optional prepayments shall be allocated pro rata to the then outstanding Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans (after giving effect to the prepayments applied with respect to the next scheduled installment provided for in the prior sentence) and applied pro rata to the remaining scheduled installments of principal due in respect thereof under Sections 2.11(a)(i), (ii) and (iii), respectively; provided, however, Lenders of the Tranche B Term Loans shall have the right (to the extent Tranche A Term Loans remain outstanding after giving effect to such prepayment of the Tranche A Term Loans) to waive any such prepayment (other than as applied to the next scheduled prepayment) by giving notice in writing to the Administrative Agent at least three Business Days prior to the prepayment, in which case the waived portion of any such prepayment will be allocated to the Tranche A Term Loan. In the event that one or more of the Lenders of the Tranche B Term Loans waive such prepayment in accordance with the prior sentence, the prepayment will be applied first to the Dollar denominated Tranche A Term Loans and thereafter to the Alternative Currency Tranche A Term Loans based upon the Exchange Rate. The Administrative Agent shall determine the amount of such payment based on the Exchange Rate and the Borrower shall be responsible for delivering the Alternative Currency."

          (c) Section 2.13(g). Section 2.13(g) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

               "Each mandatory prepayment shall be made by the Borrower in a combination of Dollars and the Alternative Currency (based upon the Exchange Rate) in proportion to the amounts to be repaid; provided, that in connection with any mandatory prepayment of an Alternative Currency Loan the Borrower shall provide an amount of Dollars sufficient to make the required pro rata prepayment of Tranche B Term Loans and Tranche C Term Loans in accordance with this Section 2.13(g) (assuming, for this purpose, that no Lender of

               Tranche B Term Loans waives its prepayment in accordance with
               Section 2.12(j)). In the event that one or more of the Lenders of the Tranche B Term Loans waives its prepayment in accordance with
               Section 2.12(j), the prepayment will be applied first to the Dollar denominated Tranche A Term Loans and thereafter to the Alternative Currency Tranche A Term Loans based upon the Exchange Rate. The Administrative Agent shall determine the amount of such payment based on the Exchange Rate and shall convert the Dollars to the Alternative Currency at the direction of the Borrower. The Borrower shall pay to the Administrative Agent any shortfall as a result of such conversion."

     (d) Section 6.01. Sections 6.01(k) and (m) of the Credit Agreement are hereby amended by deleting such sections in their entirety and replacing them as follows:

     "(k) subject to Section 6.01(m) below, Indebtedness incurred by Foreign Subsidiaries incurred from time to time after the Closing Date so long as the aggregate principal amount of all Indebtedness (including trade letters of credit) incurred pursuant to this paragraph (k) at any time outstanding does not exceed the Dollar Equivalent of $75,000,000; provided, no such Indebtedness may be incurred when on a pro forma basis for such incurrence (x) the aggregate principal amount of all such Indebtedness outstanding would be greater than $45,000,000 and (y) the Senior Leverage Ratio would be greater than 1.5:1.0; provided, further, none of the Indebtedness permitted pursuant to this paragraph
(k) may be directly or indirectly guaranteed by the Borrower or any Domestic Subsidiaries of the Borrower;

     (m) additional Indebtedness of the Borrower and its Subsidiaries to the extent not permitted by the foregoing clauses of this Section 6.01 not to exceed $10,000,000 in aggregate principal amount at any time outstanding; provided, the aggregate amount of Indebtedness under Sections 6.01(k) and (m) does not exceed $80,000,000 at any one time."

     (e) Section 6.05. Section 6.05(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

               "(b) each of the Borrower and its Subsidiaries may (i) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such person, are obsolete, worn out or otherwise no longer useful in the conduct of such person's business, and (ii) unless an Event of Default shall have occurred and be continuing, subject to Section 2.13(b), sell, lease or otherwise dispose of any assets, provided that the aggregate consideration received in respect of all assets subject to sales or other dispositions pursuant to this clause (b)(ii) shall not exceed the sum of (i) $10,000,000 in any twelve months, not including the proceeds of the sale of assets listed on Schedule 2.13(b);"

     (f) Section 6.06. Section 6.06 of the Credit Agreement is hereby amended by deleting the word "and" at the end of Section (b), substituting "; and" for the "." at the end of Section (c) and adding the following new Section
     (d):

               "(d) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock or equivalents thereof or rights to purchase any of the foregoing issued in connection with the Borrower's directors compensation plan; provided that the aggregate amount of shares repurchased paid by the Borrower pursuant to this Section 6.06(d) (exclusive of amounts paid as described pursuant to Section 6.06(b)) shall not exceed $750,000 in any fiscal year and shall not exceed a maximum of $1,750,000."

     2. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Company and the Requisite Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment. The effectiveness of this Amendment (other than Sections 5 and 7 hereof) is conditioned upon the accuracy of the representations and warranties set forth in
Section 3 hereof.

     3. Representations and Warranties. In order to induce the Lenders and the Agents to enter into this Amendment, the Company represents and warrants to each of the Lenders and the Agents that after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing; and
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(ii) all of the representations and warranties in the Credit Agreement, after giving effect to this Amendment, are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

     4. Reference to and Effect on the Credit Agreement and the Notes. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in each of the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     5. Costs, Expenses and Taxes. The Company agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel) in accordance with the terms of Section
9.05 of the Credit Agreement. In addition, the Company shall pay or reimburse any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any, and agrees to save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     7. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New
York), without
giving effect to any provisions thereof relating to conflicts of law.

                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             ACTUANT CORPORATION


                                             By: /s/ Terence M. Braatz
                                                 ---------------------
                                                   By:  Terence M. Braatz
                                                   Title:  Treasurer

                                             AVALON CAPITAL LTD.
                                             By:  INVESCO Senior Secured
                                                  Management, Inc.
                                                  As Portfolio Advisor


                                             By: /s/ Gregory Stoeckle
                                                 --------------------
                                             Name:  Gregory Stoeckle
                                             Title:  Authorized Signatory

                                             AVALON CAPITAL LTD. 2
                                             By:  INVESCO Senior Secured
                                                  Management, Inc.
                                                  As Portfolio Advisor


                                             By: /s/ Gregory Stoeckle
                                                 --------------------
                                             Name:  Gregory Stoeckle
                                             Title:  Authorized Signatory

                                             Bank One, NA (Main Office Chicago)
                                             as one of the Lenders
                                             (please type)



                                             By:  /s/ Jenny A. Gilpin
                                                  -------------------
                                             Name:  Jenny A. Gilpin
                                             Title:  First Vice President

                                             Black Diamond CLO 2000-1 Ltd.
                                             as one of the Lenders
                                             (please type)

                                             By:   /s/
                                             Name:
                                             Title:

                                             CERES II FINANCE LTD.
                                             By:  INVESCO Senior Secured
                                             Management, Inc.
                                             As Sub-Managing Agent (Financial)

                                             By: /s/ Gregory Stoeckle
                                                 --------------------
                                             Name:  Gregory Stoeckle
                                             Title:  Authorized Signatory

                                                  CREDIT INDUSTRIEL ET
                                                  COMMERCIAL
                                                  as one of the Lenders
                                                  (please type)


                                                  By:  /s/ Brian O'Leary
                                                       -----------------
                                                       /s/ Anthony Rock
                                                       -----------------
                                                  Name:  Brian O'Leary
                                                  Title: Vice President
                                                  Name:  Anthony Rock
                                                  Title: Vice President

                                                  CREDIT SUISSE FIRST BOSTON
                                                  as one of the Lenders


                                                  By:  /s/  David W. Kratovil
                                                       ----------------------
                                                  Name:  David W. Kratovil
                                                  Title: Director

                                                  By:  /s/ Lalita Advani
                                                       -----------------
                                                  Name:  Lalita Advani
                                                  Title: Assistant Vice
                                                  President

                                                  Firstar Bank, N.A.
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Caroline V. Krider
                                                       ----------------------
                                                  Name:  Caroline V. Krider
                                                  Title: Vice President

                                                  Fleet National Bank
                                                  as one of the Lenders
                                                  (please type)

                                                  By: /s/ Richard D Briggs, Jr.
                                                      -------------------------
                                                  Name:  Richard D. Briggs, Jr.
                                                  Title: Director

                                                  Fremont Investment & Loan
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Kannika Viravan
                                                       -------------------
                                                  Name:  Kannika Viravan
                                                  Title: Vice President

                                                  Harris Bank and Trust Company
                                                  as one of the Lenders
                                                  (please type)

                                                  By: /s/

                                                  ING (U.S.) CAPITAL LLC
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Bill Redmond
                                                       ----------------------
                                                  Name:  William B. Redmond
                                                  Title: Vice President

                                                  J.H. WHITNEY MARKET VALUE
                                                  FUND, L.P.
                                                  By:  Whitney Market Value GP,
                                                  LLC, General Partner, as one
                                                  of the Lenders

                                                  By:  /s/ Michael B. DeFlorio
                                                       -----------------------
                                                  Michael B. DeFlorio, Managing
                                                  Director

                                                  KZH CNC LLC
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Susan Lee
                                                       -------------
                                                  Name:  Susan Lee
                                                  Title: Authorized Agent

                                                  LaSalle Bank National
                                                  Association
                                                  as one of the Lenders

                                                  By:  /s/ James A. Meyer
                                                       ------------------
                                                  James A. Meyer
                                                  Senior Vice President

                                                  M&I Marshall & Ilsley Bank
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ James E. Miller
                                                       -------------------
                                                  Name:  James E. Miller
                                                  Title: Vice President

                                                  By:  /s/ Gina A. Peter
                                                       -----------------
                                                  Name:  Gina A. Peter
                                                  Title: Senior Vice President

                                                  The Mitsubishi Trust and
                                                  Banking Corporation
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Toshihiro Hayashi
                                                       ---------------------
                                                  Name:  Toshihiro Hayashi
                                                  Title: Senior Vice President

                                                  National City
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ John Platek
                                                       ---------------
                                                  Name:  John Platek
                                                  Title: Account Officer

                                                  NATIONWIDE LIFE INSURANCE
                                                  COMPANY
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Thomas S. Leggett
                                                       ---------------------
                                                  Name:  Thomas S. Leggett
                                                  Title: Investment Officer

                                                  SIERRA CLO-I
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ John M. Casparian
                                                  Name:  John M. Casparian
                                                  Title:  Chief Operating
                                                  Officer, Centre Pacific LLP
                                                  (Manager)

                                                  U.S. Bank National Association
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Alan Holman
                                                       ---------------
                                                  Name:  Alan Holman
                                                  Title: Vice President

                                                  VAN KAMPEN
                                                  PRIME RATE INCOME TRUST
                                                  By:  Van Kampen Investment
                                                  Advisory Corp.
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Darvin D. Pierce
                                                       --------------------
                                                  Name:  Darvin D. Pierce
                                                  Title: Principal

                                                  VAN KAMPEN
                                                  SENIOR INCOME TRUST
                                                  By:  Van Kampen Investment
                                                  Advisory Corp.
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Darvin D. Pierce
                                                       ---------------------
                                                  Name:  Darvin D. Pierce
                                                  Title: Principal

                                                  Wachovia Bank, N.A.
                                                  as one of the Lenders

                                                  By:  /s/ Bradford L. Watkins
                                                       -----------------------
                                                  Name:  Bradford L. Watkins
                                                  Title: Vice President

                                                  WINGED FOOT FUNDING TRUST
                                                  as one of the Lenders
                                                  (please type)

                                                  By:  /s/ Ann E. Morris
                                                       ------------------
                                                  Name:  Ann E. Morris
                                                  Title: Authorized Agent